UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: December 31, 2019

ENTEGRA FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-35302	45-2460660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 One Center Court Franklin, North Carolina		28734
(Address of Principal Executive Offices)		(Zip Code)

(828) 524-7000
(Registrant’s telephone number, including area code) N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	ENFC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

This Current Report on Form 8-K is being filed in connection with the closing on December 31, 2019 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of April 23, 2019 (the “Merger Agreement”), by and among Entegra Financial Corp., a North Carolina corporation (“Entegra”), First Citizens BancShares, Inc., a Delaware corporation (“First Citizens”), First-Citizens Bank & Trust Company, a North Carolina chartered commercial bank and direct, wholly owned subsidiary of First Citizens (“FCB”), and FC Merger Subsidiary VII, Inc., a North Carolina corporation and direct, wholly owned subsidiary of FCB (“Merger Subsidiary”). Pursuant to the Merger Agreement (1) Merger Subsidiary merged with and into Entegra, with Entegra surviving the merger (the “First Step Merger”), effective as of 11:59 p.m. on December 31, 2019, (2) Entegra merged with and into FCB, with FCB surviving the merger (the “Second Step Merger”), effective as of 12:01  a.m. on January 1, 2020, and (3) Entegra Bank merged with and into FCB, with FCB surviving the merger (the “Bank Merger” and, together with the First Step Merger and the Second Step Merger, the “Mergers”), effective as of 12:02 a.m. on January 1, 2020.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

At 11:59 p.m. on December 31, 2019, First Citizens completed its previously announced acquisition of Entegra. On December 31, 2019, Merger Subsidiary merged with and into Entegra, with Entegra surviving the First Step Merger. Upon the First Step Merger, the separate existence of Merger Subsidiary ceased. At 12:01 a.m. on January 1, 2020, Entegra merged with and into FCB, with FCB surviving the Second Step Merger. Upon the Second Step Merger, the separate existence of Entegra ceased. At 12:02 a.m. on January 1, 2020, Entegra Bank merged with and into FCB, with FCB surviving the Bank Merger. Upon the Bank Merger, the separate existence of Entegra Bank ceased.

Under the terms of the Merger Agreement, at the effective time of the First Step Merger (the “Effective Time”), each share of common stock, no par value, of Entegra (“Entegra Common Stock”) outstanding as of immediately prior to the Effective Time (other than certain excluded shares) was converted into the right to receive $30.18 in cash (the “Cash Consideration”). The Merger Agreement anticipated that each outstanding Entegra restricted stock unit (the “Entegra RSU Awards”) would fully vest and be canceled and converted automatically into the right to receive the Cash Consideration. The Merger Agreement further anticipated that at the Effective Time, (i) each outstanding option to purchase Entegra Common Stock (the “Entegra Options”) issued by Entegra with an exercise price (an “Exercise Price”) below the Cash Consideration would be automatically exercised, and each such exercised Entegra Option would represent the right to receive, per share, the amount by which the Cash Consideration exceeded the applicable Exercise Price (the “Option Payment”), and (ii) all other outstanding Entegra Options issued by Entegra would be cancelled. Despite such provisions relating to the payments to be made on account of the Entegra RSU Awards and Entegra Options, the parties agreed that all equity awards that would otherwise give rise to payments as a result of the Merger Agreement instead be cancelled before the Mergers were completed, and that Entegra pay out prior to consummation the equivalent of what such awards would have received in the Mergers. On December 19, 2019, the Board of Directors of Entegra authorized (1) the accelerated vesting of the Entegra Options and Entegra RSU Awards outstanding as of December 19, 2019, and (2) the payment of an amount equal to the Option Payments on account of the Entegra Options with Exercise Prices below the Cash Consideration and the payment of an amount equal to the Cash Consideration on account of the Entegra RSU Awards. The Board of Directors of Entegra further authorized Entegra to enter into option and restricted stock cancellation agreements with any and all holders of such Entegra Options and Entegra RSU Awards pursuant to which such holders received the amounts that would otherwise have been paid under the Merger Agreement.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Entegra’s Current Report on Form 8-K filed on April 24, 2019 and is incorporated herein by reference.

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

As a result of the Mergers, Entegra no longer fulfills the listing requirements of the NASDAQ Global Market (“NASDAQ”). On December 31, 2019, Entegra notified NASDAQ that the transaction would be closing as of 11:59 p.m. and requested that NASDAQ (i) suspend trading of Entegra Common Stock, (ii) withdraw Entegra Common Stock from listing on NASDAQ before the opening of trading on January 2, 2020 and (iii) file with the SEC a notification of delisting of Entegra Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. As a result, Entegra Common Stock will no longer be listed on NASDAQ.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

As set forth under Item 2.01 of this Current Report on Form 8-K, as of the Effective Time, each share of Entegra Common Stock outstanding as of immediately prior to the Effective Time (other than certain excluded shares) was converted into the right to receive the Cash Consideration. The Merger Agreement anticipated that each outstanding Entegra RSU Award would fully vest and be canceled and converted automatically into the right to receive the Cash Consideration. The Merger Agreement further anticipated that at the Effective Time, (i) each outstanding Entegra Option issued by Entegra with an Exercise Price below the Cash Consideration would be automatically exercised, and each such exercised Entegra Option would represent the right to receive the Option Payment, and (ii) all other outstanding Entegra Options issued by Entegra would be cancelled. Despite such provisions relating to the payments to be made on account of the Entegra RSU Awards and Entegra Options, the parties agreed that all equity awards otherwise giving rise to payments as a result of the Merger Agreement instead be cancelled before the Mergers were completed, and that Entegra pay out before consummation the equivalent of what such awards would have received in the Mergers. On December 19, 2019, the Board of Directors of Entegra authorized (1) the accelerated vesting of the Entegra Options and Entegra RSU Awards outstanding as of December 19, 2019, and (2) the payment of an amount equal to the Option Payments on account of the Entegra Options with Exercise Prices below the Cash Consideration and the payment of an amount equal to the Merger Consideration on account of the Entegra RSU Awards. The Board of Directors of Entegra further authorized Entegra to enter into option and restricted stock cancellation agreements with any and all holders of such Entegra Options and Entegra RSU Awards pursuant to which such holders received the amounts that would otherwise have been paid under the Merger Agreement.

The information set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

At 11:59 p.m. on December 31, 2019, Merger Sub was merged with and into Entegra, with the result that all of Entegra Common Stock was converted into the right to receive and into the Cash Consideration and Entegra became an indirect wholly-owned subsidiary of First Citizens.

The information set forth under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the Mergers, all of Entegra’s directors and executive officers ceased serving as directors and executive officers of Entegra as of the Effective Time.

Also in connection with the Merger, the employment of each of Roger D. Plemens, Entegra’s President and Chief Executive Officer, and David A. Bright, Entegra’s Chief Financial Officer, was terminated effective as of the Closing Date. Entegra and Mr. Plemens entered into a Consulting Agreement effective immediately after the Effective Time. Ryan Scaggs, Entegra’s Chief Operating Officer, entered into a First Amendment to Employment and Change of Control Agreement and Release of Claims with Entegra effective immediately upon the Closing Date.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

As of the effective time of the Second Step Merger, the Articles of Incorporation, as amended and restated, and the Bylaws, as amended and restated, of Entegra ceased to be in effect by operation of law and the organizational documents of FCB (as successor to Entegra by operation of law) remained the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of FCB, consistent with the terms of the Merger Agreement. A copy of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of FCB are filed as Exhibits 3.1 and 3.2 of this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

On January 1, 2020, FCB issued a press release announcing the completion of the Mergers, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits

Exhibit 2.1	Agreement and Plan of Merger by and between Entegra, First Citizens, FCB and Merger Subsidiary (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by Entegra on April 24, 2019)

Exhibit 3.1	Amended and Restated Articles of Incorporation of FCB

Exhibit 3.2	Amended and Restated Bylaws of FCB

Exhibit 99.1	Press release dated January 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST-CITIZENS BANK & TRUST COMPANY, as successor to Entegra Financial Corp.

Dated: January 2, 2020	By:	/s/ Craig L. Nix
Craig L. Nix Chief Financial Officer